UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ORTHOFIX MEDICAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Orthofix Medical Inc. P.O. BOX 8016, CARY, NC 27512-9903 Important Notice Regarding the Availability of Proxy Materials Shareholders Meeting to be held on June 6, 2022 For Shareholders of record as of April 7, 2022 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/OFIX To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/OFIX Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before May 27, 2022. To order paper materials, use one of the following methods. * When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above. ** If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. Orthofix Medical Inc. Meeting Type: Annual Meeting of Shareholders Date: Time: Place: Monday, June 6, 2022 9:00 a.m., Central Daylight Time Four Seasons Resort and Club Dallas at Las Colinas 4150 North MacArthur Boulevard, Irving, Texas 75038 SEE REVERSE FOR FULL AGENDA **E-MAIL paper@investorelections.com *TELEPHONE (866) 648-8133 *INTERNET www.investorelections.com/OFIX

Orthofix Medical Inc. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE: FOR PROPOSALS 1, 2, 3 AND 4 Annual Meeting of Shareholders PROPOSAL 1. Election of the following nine persons to the Board of Directors: 1.01 Wayne Burris 1.02 Catherine M. Burzik 1.03 Jason M. Hannon 1.04 James F. Hinrichs 1.05 Lilly Marks 1.06 Michael E. Paolucci 1.07 Jon C. Serbousek 1.08 John E. Sicard 1.09 Thomas A. West 2. Advisory and non-binding resolution on the compensation of Orthofix Medical Inc.'s named executive officers. 3. Approval of Amendment No. 3 to the Orthofix Medical Inc. Amended and Restated 2012 Long-Term Incentive Plan. 4. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for Orthofix Medical Inc. and its subsidiaries for the fiscal year ending December 31, 2022. 5. To transact such other business as may come before the meeting or any adjournment or postponement thereof